AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                      effective September 1, 1983, between

              CUNA MUTUAL LIFE INSURANCE COMPANY of Waverly, Iowa,

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                   hereinafter referred to as the "LINCOLN."

1. For reinsurance ceded automatically on and after the first day of January, 2000, under the Agreement, the sum of the amount of insurance already in force on the life and the amount applied for currently, in all companies, shall not exceed the following amounts.

     Ages     Life Insurance     Waiver of Premium     Accidental Death
     ----     --------------     -----------------     ----------------
     0-69      $10,000,000          $2,000,000            $250,000
    70-80        5,000,000             None                 None

2. On and after the first day of January, 2000, the retention limit of the REINSURED shall be that shown in the revised Schedule A, attached hereto. This retention shall apply to reinsurance ceded after the effective hereof and to existing reinsurance ceded before the effective date hereof in accordance with the "INCREASE IN LIMIT OF RETENTION" article of the Agreement of which this amendment is a part.

3. On and after the first day of January, 2000, the REINSURED may cede and LINCOLN shall accept automatically amounts of reinsurance not to exceed those described in the Schedule B, attached hereto.

4. Except as provided in the "CONDITIONAL RECEIPT REINSURANCE" article of the Agreement, LINCOLN shall have no liability under facultative applications for reinsurance unless the REINSURED has accepted LINCOLN'S offer to reinsure.

5. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

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Agreement No. 8 / Revision No. 23                                         Page 1
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    IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

CUNA MUTUAL LIFE INSURANCE COMPANY

Signed at  Waverly, Iowa
          ---------------------------

By  /s/ Paul A. Lawin                       By  /s/ Barbara L. Secor
   ----------------------------------          ---------------------------------

Title  Asst Vice President                  Title AVP, Associate General Counsel
      -------------------------------             ------------------------------

Date  3/1/00                                Date  3/2/00
     --------------------------------            -------------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By  /s/ Jay Behl                             By  /s/ Elena Gilev
   ----------------------------------           --------------------------------
        Second Vice President                         Assistant Secretary

Date  2/18/00                                Date  2/17/2000
     --------------------------------             ------------------------------

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Agreement No. 8 / Revision No. 23                                         Page 2
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                                   SCHEDULE A

                          (Effective January 1, 2000)

                        Retention Limits of the REINSURED

                                      Life
                                      ----

                        Ages         Standard-Substandard
                        ----         --------------------

                        0-69              $1,000,000
                      Over 69              5,000,000

                          Waiver of Premium Disability
                          ----------------------------

                                   $1,000,000

                                Accidental Death
                                ----------------

                                    $250,000

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Agreement No. 8 / Revision No. 23                                         Page 3
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                                   SCHEDULE B

                           (Effective January 1, 2000)

           Maximum Amounts which the REINSURED may cede Automatically

                                   Life
                                   ----
            Ages         Standard-Table P         Over Table P
            ----         ----------------         ------------

            0-69             $4,000,000               None
           70-80              2,000,000               None
          Over 80                None                 None

              Waiver of Premium Disability
              ----------------------------

The REINSURED may cede automatically Waiver of Premium Disability reinsurance in amounts applicable to the amount of Life reinsurance ceded automatically not to exceed the following:

                        Ages         Standard-Table F         Over Table F
                        ----         ----------------         ------------

                        0-44             $,2,000,000              None
                       45-65               1,000,000              None
                      Over 65                 None                None

                                   Accidental Death Benefits
                                   -------------------------

                        Ages         Standard-Table F         Over Table F
                        ----         --------------------     ------------

                        0-65           $100,000                   None
                      Over 65            None                     None
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Agreement No. 8 / Revision No. 23                                         Page 4